EXHIBIT (a)(1)(B)

FORM OF LETTER OF TRANSMITTAL

LETTER OF TRANSMITTAL

TO TENDER OPTIONS TO PURCHASE COMMON STOCK, PAR VALUE $.001 PER SHARE

OF

U.S. CONCRETE, INC.

PURSUANT TO THE OFFER TO EXCHANGE, DATED AUGUST 22, 2003

THE OFFER AND WITHDRAWAL RIGHTS EXPIRE AT

5:00 P.M., CENTRAL DAYLIGHT TIME, ON SEPTEMBER 22, 2003,

UNLESS THE OFFER IS EXTENDED.

DELIVERY OF THE SIGNATURE PAGE TO THIS LETTER OF TRANSMITTAL TO AN ADDRESS OTHER THAN AS SET FORTH BELOW OR TRANSMISSION VIA FACSIMILE TO A NUMBER OTHER THAN AS SET FORTH BELOW WILL NOT CONSTITUTE A VALID DELIVERY.

TO:	U. S. Concrete, Inc.
c/o: Stock Option Exchange Team
2925 Briarpark, Suite 500
Houston, Texas 77042
Telephone: 713-499-6200
Facsimile: 713-499-6201

I, the undersigned, hereby tender to U.S. Concrete, Inc. (“U.S. Concrete”), a Delaware corporation, all of my options to acquire shares of common stock of U.S. Concrete listed on Schedule A to the Signature Page to this Letter of Transmittal (the “eligible options”), in exchange for restricted shares of U.S. Concrete common stock (the “restricted stock”) to be issued under the U.S. Concrete, Inc. 1999 Incentive Plan, as amended (the “Plan”). The exchange will be upon the terms and subject to the conditions set forth in U.S. Concrete’s offer to exchange, dated August 22, 2003 (the “Offer to Exchange”), receipt of which is hereby acknowledged, and in this Letter of Transmittal (which, together with the Offer to Exchange, as each may be amended from time to time, constitutes the “Offer”).

Subject to U.S. Concrete’s acceptance of the eligible options tendered herewith in accordance with the terms and subject to the conditions of the Offer (including, if the Offer is extended or amended, the terms and conditions of any such extension or amendment), I hereby sell, assign and transfer to U.S. Concrete all right, title and interest in and to all the eligible options that are being tendered hereby. I acknowledge that U.S. Concrete has advised me to consult with my own legal, financial and tax advisors about the consequences of participating or not participating in the Offer. I acknowledge and agree that, on U.S. Concrete’s acceptance of the tendered eligible options, (1) all such tendered eligible options will be canceled and I will have no right to purchase stock under the terms and conditions of such canceled tendered eligible options and (2) all my stock option agreements relating to the tendered eligible options will be automatically rendered null and void and I will have no right to purchase stock under the terms and conditions of such terminated stock option agreements.

I hereby represent and warrant that I have full power and authority to tender the eligible options tendered hereby and that, when and to the extent they are accepted for exchange by U.S. Concrete, the eligible options will be free and clear of all security interests, liens, restrictions, charges, encumbrances, conditional sales agreements or other obligations relating to the sale or transfer thereof, and will not be subject to any adverse claims. I will, on U.S. Concrete’s request, execute and deliver any additional documents U.S. Concrete deems to be necessary or desirable to complete the exchange of the eligible options tendered hereby. All authority herein conferred or agreed to be conferred shall not be affected by and shall survive my death or incapacity, and any obligation of mine hereunder shall be binding upon my heirs, personal representatives, successors and assigns. Except as stated in the Offer, this tender is irrevocable.

By executing this Letter of Transmittal, I acknowledge and understand that a tender of my eligible options pursuant to the procedures described in Section 3 of the Offer to Exchange and in the instructions hereto will constitute my acceptance of the terms and conditions of the Offer. U.S. Concrete’s acceptance of the eligible options tendered pursuant to the Offer will constitute a binding agreement between the undersigned and U.S. Concrete on the terms and subject to the conditions of the Offer. I acknowledge that the restricted stock that I will receive is subject to forfeiture and other restrictions, including restrictions on sale, transfer, assignment, pledge or other encumbrances or dispositions, until such time as the restricted stock vests and the restrictions lapse in the manner set forth in the new restricted stock award that will be effective upon the exchange date (as defined in the Offer to Exchange). I acknowledge and understand that, on U.S. Concrete’s acceptance of my properly tendered eligible options, (1) I will be deemed to have accepted the terms of, and agreed to be bound by, the restricted stock award, a form of which is attached to the Offer to Exchange as Schedule B and (2) this Letter of Transmittal, together with the restricted stock award, the form of which is set forth in Schedule B to the Offer to Exchange, will constitute a “restricted stock agreement” under the Plan.

I understand that, following U.S. Concrete’s acceptance of my properly tendered eligible options, U.S. Concrete will issue the restricted shares to me, but that before the restricted shares vest, they will be held in U.S. Concrete’s custody. If and when the restricted shares vest, U.S. Concrete will deliver vested shares to me, subject to U.S. Concrete’s withholding of whole shares having an aggregate fair market value, on each vesting date on which the tax is determined, equal to the amount of any applicable tax withholding obligations.

I irrevocably constitute and appoint U.S. Concrete my attorney to (1) withhold shares of restricted stock to satisfy any applicable tax withholding obligations and (2) transfer to U.S. Concrete for cancellation shares of restricted stock upon my forfeiture of such shares in accordance with the restricted stock award, the form of which is set forth on Schedule B to the Offer to Exchange.

I understand that I may tender either all or none of my eligible options in this Offer. I also understand that all eligible options I properly tender on or prior to the expiration date and do not properly withdraw will be exchanged, on the terms and subject to the conditions of the Offer, including the conditions described in the Offer to Exchange.

I understand that the public trading price of U.S. Concrete’s common stock will vary from time to time after the Offer expires at 5:00 p.m., Central Daylight Time, on the expiration date, such that the public trading price of the common stock could at some time in the future exceed the exercise price of the eligible options.

I recognize that, as set forth in the Offer to Exchange, U.S. Concrete may terminate or amend the Offer or may postpone the acceptance for exchange of the eligible options tendered hereby.

THE OFFER IS NOT BEING MADE TO (NOR WILL TENDERS OF ELIGIBLE OPTIONS BE ACCEPTED FROM OR ON BEHALF OF) HOLDERS IN ANY JURISDICTION IN WHICH THE MAKING OR ACCEPTANCE OF THE OFFER WOULD NOT BE IN COMPLIANCE WITH THE LAWS OF SUCH JURISDICTION.

All capitalized terms used but not defined herein shall have the respective meanings given to them in the Offer to Exchange.

INSTRUCTIONS

FORMING PART OF THE TERMS AND CONDITIONS OF THE OFFER

1. Delivery of Signature Page to Letter of Transmittal. A properly completed and executed Signature Page to this Letter of Transmittal (or facsimile thereof) must be received by U.S. Concrete, Inc. at our address or facsimile number set forth on the front cover of this Letter of Transmittal prior to 5:00 p.m., Central Daylight Time, on September 22, 2003, or, if the Offer is extended, on the extended expiration date (as such term is used in the Offer to Exchange).

THE METHOD BY WHICH YOU DELIVER THE SIGNATURE PAGE TO THIS LETTER OF TRANSMITTAL IS YOUR CHOICE AND AT YOUR RISK, AND THE DELIVERY WILL BE DEEMED MADE ONLY WHEN ACTUALLY RECEIVED BY US. IF YOU ELECT TO DELIVER YOUR SIGNATURE PAGE TO THIS LETTER OF TRANSMITTAL BY MAIL, WE RECOMMEND THAT YOU USE REGISTERED MAIL WITH RETURN RECEIPT REQUESTED AND THAT YOU PROPERLY INSURE THE MAILING. IN ALL CASES, YOU SHOULD ALLOW SUFFICIENT TIME TO ENSURE TIMELY DELIVERY.

You may withdraw your tender of eligible options at any time prior to 5:00 p.m., Central Daylight Time, on September 22, 2003, unless we extend the Offer. If we extend the Offer beyond that time, you may withdraw your tendered eligible options at any time until the expiration of the Offer as so extended. From the expiration date through 12:00 midnight, Central Daylight Time, October 21, 2003, you may not withdraw your tendered eligible options. If we have not accepted your tendered eligible options for exchange before 12:00 midnight, Central Daylight Time, on October 21, 2003, then you may withdraw your tendered eligible options thereafter until such time, if any, as we accept all tendered and not properly withdrawn eligible options. To withdraw tendered eligible options, you must deliver to us a written notice of withdrawal, or facsimile thereof, with the required information, as set forth in Section 4 of the Offer to Exchange, while you still have the right to withdraw the tendered eligible options. If you withdraw your tender of eligible options, those options will not be exchanged unless you properly retender your eligible options prior to the expiration date by following the procedures described above.

We will not accept any alternative, conditional or contingent tenders.

2. Signatures on the Signature Page to this Letter of Transmittal. Your signature on the Signature Page to this Letter of Transmittal must correspond with the name(s) as written on the face of your stock option agreement(s) covering the eligible options, without alteration, enlargement or any change whatsoever. If any of the eligible options to be tendered are held of record by two or more persons, all such persons must sign this Letter of Transmittal.

If this Letter of Transmittal is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person should so indicate when signing, and proper evidence satisfactory to us of the authority of such person so to act must be submitted with the Signature Page to this Letter of Transmittal.

3. Requests for Assistance or Additional Copies. Any questions or requests for assistance, as well as requests for additional copies of the Offer to Exchange or this Letter of Transmittal should be directed to the Stock Option Exchange Team at the address and telephone number given on the front cover of this Letter of Transmittal. We will furnish copies promptly at our expense.

4. Irregularities. We will determine in our sole discretion all questions as to the number of eligible options to be accepted, the price to be paid therefor and the validity, form, eligibility (including time of receipt) and acceptance for exchange of any tender of eligible options. All such determinations shall be final and binding on all parties. We reserve the absolute right to reject any or all tenders of eligible options we determine not to be in proper form or the acceptance of which or exchange of restricted stock for which may, in the opinion of our counsel, be unlawful. We also reserve the absolute right to waive any of the conditions of the Offer and any defect or irregularity in the tender of any particular eligible options, and our interpretation of the terms of the Offer (including these instructions) will be final and binding on all parties. We will not deem any tender of eligible options to be properly made until all defects and irregularities have been cured or waived. You must cure any defects or irregularities in connection with tenders within such time as we shall determine, unless we waive the defects or irregularities. Neither we nor any other person is or will be obligated to give notice of any defects or irregularities in tenders and no person will incur any liability for failure to give any such notice.

IMPORTANT: THE SIGNATURE PAGE TO THIS LETTER OF TRANSMITTAL (OR A FACSIMILE COPY THEREOF) MUST BE RECEIVED BY US PRIOR TO 5:00 P.M., CENTRAL DAYLIGHT TIME, ON SEPTEMBER 22, 2003, OR, IF THE OFFER IS EXTENDED, ON THE EXTENDED EXPIRATION DATE.

5. Important Tax Information. You should refer to Section 13 of the Offer to Exchange, which contains important tax information.

SIGNATURE PAGE

to the Letter of Transmittal

Schedule A

Name	Street	City, State, Zip	Grant Date	Eligible Options Outstanding (1)	Option Exercise Price	Total Restricted Shares (2)

(1)	Eligible stock options are those options with an exercise price of $8.00 per share or above.
(2)	This is the total number of shares of restricted stock of U.S. Concrete that you will receive if the eligible options are properly tendered and accepted for exchange. Please note that, to the extent that the total number of restricted shares you are entitled to receive in the exchange includes a fractional share, the fractional share will be rounded to the closest whole number.

To tender ALL of your eligible stock options in exchange for restricted stock pursuant to the Offer to Exchange, you must complete, sign and deliver this Signature Page to the Letter of Transmittal. YOU MAY NOT MAKE A PARTIAL TENDER.

Send this completed and signed Signature Page to the Letter of Transmittal to U.S. Concrete, Inc. by fax to the Stock Option Exchange Team at 713-499-6201, or by mail or personal delivery to 2925 Briarpark, Suite 500, Houston, Texas 77042. IF WE DO NOT RECEIVE YOUR RESPONSE ON OR BEFORE 5:00 PM, CENTRAL DAYLIGHT TIME, SEPTEMBER 22, 2003, OR, IF THE OFFER IS EXTENDED, ON THE EXTENDED EXPIRATION DATE, WE WILL DEEM THAT YOU HAVE ELECTED NOT TO TENDER ANY OF THE ELIGIBLE STOCK OPTIONS REFLECTED ON SCHEDULE A ABOVE. REMEMBER TO KEEP A COPY OF THE LETTER OF TRANSMITTAL AND THIS SIGNATURE PAGE FOR YOUR RECORDS.

SIGNATURE OF OPTION HOLDER OR AUTHORIZED SIGNATORY

By signing below, I acknowledge that I have received the Offer to Exchange and the Letter or Transmittal and

I agree to all of the terms and conditions of the Offer.

Print Name:	Sign Here:

Capacity (See Instruction No. 2):	Date: , 2003

Address:	Telephone No. (with area code)

(Please include Zip code)	Tax ID/Social Security No.: